Registration No. 333-41793
                                              Filed pursuant to Rule 424 (b) (3)

Pricing Supplement No. 1 dated February 18, 1998 to Prospectus Supplement dated February 17, 1998 and
Prospectus dated January 21, 1998
(collectively, the "Prospectus")

                                ALBERTSON'S, INC.

                           Medium-Term Notes, Series C

         This Pricing Supplement relates to $16,000,000 aggregate principal amount of Fixed Rate Book-Entry Medium-Term Notes, Series C, due February 25, 2013. Net proceeds to Albertson's, Inc. (the "Company"), before deduction of expenses payable by the Company, will be $15,892,000.

Principal Amount:                                         $16,000,000
Interest Rate:                                            6.35%
Stated Maturity:                                          February 25, 2013
CUSIP Number:                                             01310QCT0
Interest Payment Dates:                                   June 1 and December 1
Regular Record Dates:                                     May 15 and November 15
Optional Redemption:                                      Not Applicable
Regular Redemption:                                       Not Applicable
Initial Redemption Date:                                  Not Applicable
Initial Redemption Price:                                 Not Applicable
Premium Reduction Amount:                                 Not Applicable
Make-Whole Premium Redemption:                            Not Applicable
Settlement Date:                                          February 23, 1998
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Goldman, Sachs & Co.
                             J. P. Morgan & Co.
                                                             Merrill Lynch & Co.